   As filed with the Securities and Exchange Commission on February 14, 2001

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 ______________________________________________
                           ESSEX PROPERTY TRUST, INC.
             (Exact name of Registrant as Specified in Its Charter)
                 ______________________________________________

        Maryland                                          77-0369576
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                     Identification No.)

                             925 East Meadow Drive
                              Palo Alto, CA  94303
                    (Address of Principal Executive Offices)

                           1994 Stock Incentive Plan

                           (Full Title of the Plans)
                 ______________________________________________
                               Keith R. Guericke
                     President and Chief Executive Officer

                           ESSEX PROPERTY TRUST, INC.
                             925 East Meadow Drive
                              Palo Alto, CA  94303
                    (Name and Address of Agent for Service)

                                 (650) 494-3700
         (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                           Stephen J. Schrader, Esq.
                            Morrison & Foerster LLP
                              755 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 813-5600
               __________________________________________________
                        CALCULATION OF REGISTRATION FEE

                                               Proposed             Proposed
                               Amount           Maximum              Maximum          Amount of
Title of Securities to be       to be       Offering Price     Aggregate Offering    Registration
 Registered                 Registered(1)    Per Share(2)           Price(2)             Fee
 -------------------------------------------------------------------------------------------------
Common Stock, $.0001 par
 value per share               500,000           $ 50.175          $ 25,087,500         $ 6,272
 =================================================================================================

(1) This amount represents the increase of 500,000 shares authorized to be issued under the Registrant's 1994 Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on New York Stock Exchange on February 9, 2001.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed to register 500,000 additional shares of Common Stock, $.0001 par value per share, of Essex Property Trust, Inc. (the "Registrant") reserved for issuance under the terms of the Company's 1994 Stock Incentive Plan, as amended.

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (1) The Registrant's Registration Statement on Form S-8, Commission File No. 33-84830, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     (2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (3) The Registrant's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     (4) The description of the Common Stock of the Registrant, $.0001 par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The indemnification and liability of the Registrant's directors and officers are governed by Maryland law.

     The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Charter contains such a provision which limits such liability to the maximum extent permitted by the MGCL. The Charter authorizes the Registrant to obligate itself to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Registrant obligate it to indemnify, and advance expenses to present, former and proposed directors and officers to the maximum extent permitted by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Registrant, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the applicable Bylaws and (ii) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Registrant also permit the Registrant to provide indemnification and advance or expenses to a present or former director or officer who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant. Finally, the MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceedings to which he is made a party by reason of his service in that capacity.

     The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

   5.1    Opinion of Morrison & Foerster LLP.

   23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

   23.2   Consent of KPMG LLP, Independent Auditors.

   24.1   Power of Attorney (See page 6).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Essex Property Trust, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on February 13, 2001.

                                   ESSEX PROPERTY TRUST, INC.


                                        By:  /s/ Michael J. Schall
                                            ----------------------
                                            Michael J. Schall
                                            Executive Vice President,
                                            Chief Financial Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Keith R. Guericke and Michael J. Schall, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                       Title                                  Date
- --------------------------------------  -------------------------------------------------  -------------------------
                                           President, Chief Executive Officer and Vice         February 13, 2001
       /s/ Keith R. Guericke               Chairman of the Board (Principal Executive
- --------------------------------------     Officer)
           Keith R. Guericke
                                           Executive Vice President, Chief Financial
                                           Officer and Director (Principal Financial           February 13, 2001
                                           Officer)
       /s/ Michael J. Schall
 --------------------------------------
           Michael J. Schall

                                           Vice President and Controller (Principal            February 13, 2001
                                           Accounting Officer)
       /s/ Mark J. Mikl
- --------------------------------------
           Mark J. Mikl

        /s/ George M. Marcus                    Chairman of the Board                              February 13, 2001
- -------------------------------------
            George M. Marcus

        /s/ William A. Millichap                Director                                           February 13, 2001
- -------------------------------------
            William A. Millichap

                                                Director
- -------------------------------------
            David W. Brady

        /s/ Robert E. Larson                    Director                                           February 13, 2001
- -------------------------------------
            Robert E. Larson

        /s/ Gary P. Martin                      Director                                           February 13, 2001
- -------------------------------------
            Gary P. Martin

        /s/ Issie N. Rabinovitch                Director                                           February 13, 2001
- -------------------------------------
            Issie N. Rabinovitch

        /s/ Thomas E. Randlett                  Director                                           February 13, 2001
- -------------------------------------
            Thomas E. Randlett

        /s/ Willard H. Smith, Jr.               Director                                           February 13, 2001
- -------------------------------------
            Willard H. Smith, Jr.

                               INDEX TO EXHIBITS


Exhibit
Number              Description
- ------              -----------

5.1       Opinion of Morrison & Foerster LLP.

23.1      Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2      Consent of KPMG LLP, Independent Auditors.

24.1      Power of Attorney (See page 6).